UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
September 30, 2005

PACIFIC ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31345	68-0490580
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5900 Cherry Avenue
Long Beach, CA  90805

(Address of principal executive office)

(562) 728-2800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 30, 2005, in connection with the closing of the sale of 4,300,000 common units representing limited partner interests (“Common Units”) pursuant to a Common Unit Purchase Agreement, dated as of August 9, 2005, with Tortoise Energy Capital Corporation, Tortoise Energy Infrastructure Corporation, Kayne Anderson Energy Total Return Fund, Inc., Structured Finance Americas LLC, Fiduciary/Claymore MLP Opportunity Fund, Energy Income and Growth Fund, The Cushing Fund, LP and Strome MLP Fund, LP (the “Purchasers”), the Partnership entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers.  The Registration Rights Agreement provides for the registration of the Common Units by the Partnership for resale by the Purchasers, subject to a 180 day lock-up.  Pursuant to the Registration Rights Agreement, the Partnership has agreed to file a shelf registration statement providing for the resale from time to time of the Common Units, such filing to be made within 90 days after the issue date of the Common Units, and to use commercially reasonable efforts to cause the shelf registration statement to become or be declared effective by the SEC within 180 days after the issue date.  The Registration Rights Agreement also provides certain of the Purchasers rights to include their Common Units in registered offerings by the Partnership, subject to certain restrictions.

On September 30, 2005, the Partnership entered into a credit agreement, the details of which are described under Item 2.03 “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant,” which is incorporated herein by reference.

ITEM 1.02                                       TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the Partnership’s entry into a new credit facility, the Partnership terminated its previous U.S. and Canadian credit agreements.  Please see the information set forth under Item 3.02 “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant,” which is incorporated herein by reference, for information on the Partnership’s new credit facility.

ITEM 2.01                                       COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On September 30, 2005, two subsidiaries of the Partnership completed the previously announced acquisition of certain terminal and pipeline assets from subsidiaries of Valero L.P. (“Valero”) for an aggregate purchase price of $455 million (subject to customary closing adjustments), plus closing costs and assumption of certain environmental and operating liabilities.

The terminals and pipeline assets acquired include:

•                  Crude oil and refined products terminals in the San Francisco, California area, specifically, the Martinez Terminal and the Richmond Terminal, which have 4.1 million barrels of combined storage capacity.  The tank storage capacity of these terminals is presently fully utilized.

•                  Refined products terminals in the Philadelphia, Pennsylvania area, specifically, the North Philadelphia Terminal, the South Philadelphia Terminal and the Paulsboro, New Jersey Terminal, which have a combined storage capacity of 3.2 million barrels.  The tank storage capacity of these terminals is presently fully utilized.

•                  The West Pipeline System in the U.S. Rocky Mountains, which consists of 550 miles of refined products pipeline extending from Casper, Wyoming east to Rapid City, South Dakota and south to Colorado Springs, Colorado. The system includes products terminals at Rapid City, South Dakota, Cheyenne, Wyoming, and Denver and Colorado Springs, Colorado with a combined storage capacity of 1.7 million barrels.

The West Pipeline System has various segments with different receipt and delivery points and has had, during the first six months of 2005, an average utilization of approximately 60% of capacity.  The trunk line of the pipeline system has a current throughput capacity that ranges from approximately  35,000 to 40,000 barrels per day, depending on the segment.  The Partnership intends to work closely with the various refineries connected to the West Pipeline System to attract additional volumes to the pipeline that are expected to become available as a result of anticipated increases in refinery production.

The majority of the West Pipeline System was constructed in 1948, with small extensions to Rapid City, South Dakota and Fountain, Colorado, added in the 1960’s.  The South Philadelphia Terminal was constructed in 1938, the Richmond and Paulsboro terminals were constructed in 1953, and the Martinez and North Philadelphia terminals were constructed in 1973.  Additional tankage has been constructed and pipeline system and terminal improvements have occurred over the years since their initial startup.  The Partnership anticipates depreciating the pipeline and tankage portion of the acquired assets over forty years from the date of purchase.

The Partnership intends to fully integrate the operations, maintenance, marketing and business development of the West Pipeline System with its existing crude oil pipeline activities in the Rocky Mountains.  It intends to similarly integrate the San Francisco area terminals and Philadelphia area terminals with the existing pipeline and terminal activities in its West Coast Business Unit.  The Partnership intends to spend approximately $40 million in capital improvements and additions to the acquired assets over the next three years.  Over 50% of this budget is related to the construction of new tankage at the Martinez Terminal.  The remaining 50% will be spent on the Philadelphia area terminals for construction of new tankage, new pipeline connections, and facilities for barge cleaning and handling of additional products.

The Partnership did not acquire accounting software or hardware with the acquired assets.  The Partnership intends to develop or acquire software associated with the complex task of volumetric and revenue accounting for the acquired assets, and will use its existing financial accounting software for other accounting functions.  In addition, the Partnership is not acquiring the pipeline control center or the software and other operating systems required for the West Pipeline System, and will develop and install new operating systems that will be operated out of its Long Beach pipeline control center.  Valero has agreed to provide all of these accounting, control center and operating services to the Partnership on a transition basis.

The acquired assets comprise only a portion of the total pipeline and terminal assets owned and operated by Valero in North America.   Valero has other substantial pipeline and terminal assets that the Partnership did not acquire that are, or have been, operated and managed by Valero’s existing management team and operating and marketing staff.  The acquired assets have not been operated historically as a separate division or subsidiary.  Valero, and prior to Valero, Kaneb Pipeline Partners, L.P. (“Kaneb”), operated these assets as part of its more extensive transportation and terminalling and refined products operations.  As a result, neither Valero nor Kaneb maintained complete and separate financial statements for these assets as an independent business unit.  The Partnership intends to make significant changes to the assets in the future, which may result in significant operating differences and revenues generated.  Additionally, differences in the Partnership’s operating and marketing approach may result in it obtaining different productivity levels, results of operations and revenues than those historically achieved by Valero and Kaneb.  The acquisition will be accounted for as an acquisition of assets, and not as an acquisition of a continuing business operation.  For these reasons, this acquisition constituted an acquisition of assets, and not of a business, as contemplated by Article 11-01(d) of Regulation S-X.

Valero is not a supplier for the facilities but one of its affiliates is a customer at the Martinez and the Philadelphia area terminals.

Prior to closing the acquisition, the Partnership, pursuant to its agreement with Valero, made conditional offers of employment to Valero employees directly involved in the operation of the acquired assets.  The Partnership hired 76 of these employees, including managerial and supervisory employees, operators, technicians, and engineers/project coordinators.  No executive management personnel were made available by the seller.  The Partnership intends to hire additional accounting, environmental engineering, pipeline controllers and technical staff to support the acquired assets.

The Partnership funded the purchase price through a combination of the proceeds from a private placement of 4.3 million common units, a public equity offering of 5.2 million common units, a private placement of $175 million of senior unsecured notes and borrowings under the Partnership’s new revolving credit facility.   An affiliate of Lehman Brothers Inc., an affiliate of the Partnership’s general partner, is a lender under the new credit facility.  Lehman Brothers Inc. also served as sole book-running manager in connection with the private placement of senior unsecured notes, joint book-running manager in connection with the public equity offering and placement agent and arranger in connection with the private placement of common units.

For more information regarding the acquisition, please see the information set forth under Item 1.01 “Entry Into a Material Definitive Agreement” in the Partnership’s current report on Form 8-K filed on July 7, 2005, which is incorporated herein by reference.

ITEM 2.03             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On September 30, 2005, the Partnership entered into a five-year $400 million senior secured revolving credit facility (the “Credit Facility”) with Bank of America, N.A., as administrative agent, Lehman Commercial Paper Inc., an affiliate of Lehman Brothers Inc., an affiliate of the Partnership’s general partner, as syndication agent, and other agents and lenders party thereto.  The Credit Facility is secured by substantially all of the Partnership’s assets, except those held by certain subsidiaries for which regulatory approval is required, and is guaranteed by all of the Partnership’s subsidiaries except (i) those that cannot provide a guarantee without regulatory approval, and (ii) in the case of the Partnership’s foreign subsidiaries, if a material adverse tax consequence would result from such a guaranty.  The Credit Facility is available for general partnership purposes in the United States and Canada, including refinancing of existing credit facilities, working capital, letters of credit, distributions to unitholders and to finance the acquisition of the Valero assets and future acquisitions. Borrowings under the New Credit Facility are limited by various financial covenants that are set forth in the credit agreement.

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES.

Please see the information set forth under Item 1.01 “Entry into a Material Definitive Agreement,” which is incorporated herein by reference.  For more information regarding the sale of Common Units, please see the information set forth under Item 3.02 “Unregistered Sales of Equity Securities” in the Partnership’s current report on Form 8-K filed on August 12, 2005, which is incorporated herein by reference.

ITEM 7.01             REGULATION FD DISCLOSURE.

Attached as Exhibit 99.1 is a copy of a press release, dated September 30, 2005, announcing the closing of the terminal and pipeline asset acquisition from Valero L.P.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

10.1  Credit Agreement, dated as of September 30, 2005, among Pacific Energy Partners, L.P., Rangeland Pipeline Company, Bank of America, NA and other lenders party thereto.

99.1  Pacific Energy Partners, L.P. Press Release dated September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC ENERGY PARTNERS, L.P.

	By:	PACIFIC ENERGY GP, LP,
its general partner

		By:	PACIFIC ENERGY MANAGEMENT LLC,
its general partner

			By:	/s/ Lynn T. Wood
Lynn T. Wood
Vice President, General Counsel and Secretary

Dated: October 6, 2005

EXHIBIT INDEX

Exhibit 10.1.	—	Credit Agreement, dated as of September 30, 2005, among Pacific Energy Partners, L.P., Rangeland Pipeline Company, Bank of America, NA and other lenders party thereto.
Exhibit 99.1	—	Pacific Energy Partners, L.P. Press Release dated September 30, 2005